EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-187201) pertaining to the Spartech Corporation 2004 Equity Compensation Plan, as amended, and the Spartech Corporation 2001 Stock Option Plan;

(2)	Registration Statement (Form S-8 No. 333-181787) pertaining to the PolyOne Corporation 2010 Equity and Performance Incentive Plan;

(3)	Registration Statement (Form S-8 No. 333-166775) pertaining to the PolyOne Corporation 2010 Equity and Performance Incentive Plan;

(4)	Registration Statement (Form S-3 No. 333-162856) filed on November 4, 2009;

(5)	Registration Statement (Form S-8 No. 333-157486) pertaining to the PolyOne Retirement Savings Plan;

(6)	Registration Statement (Form S-8 No. 333-151057) pertaining to the PolyOne Corporation 2008 Equity and Performance Incentive Plan;

(7)
Registration Statement (Form S-8 No. 333-47796) pertaining to Post Effective Amendment No. 3 on Form S-8 to Form S-4 pertaining to the Geon Company 1993 Incentive Stock Plan, the Geon Company 1995 Incentive Stock Plan, the Geon Company 1998 Interim Stock Award Plan, the Geon Company 1999 Incentive Stock Plan, the PolyOne Corporation Deferred Compensation Plan for Non-Employee Directors and the M.A. Hanna Company Long-Term Incentive Plan;

(8)	Registration Statement (Form S-8 No. 333-141029) pertaining to the PolyOne Retirement Savings Plan and the DH Compounding Company Savings and Retirement Plan and Trust;

(9)	Registration Statement (Form S-8 No. 333-141028) pertaining to the M.A. Hanna Company Long-Term Incentive Plan;

(10)	Registration Statement (Form S-8 No. 333-128283) pertaining to the 2005 Equity and Performance Incentive Plan, and

of our report dated February 12, 2013 (except for the changes described under “Discontinued Operations and Resegmentation Retrospectively Applied” of Note 1, as to which the date is August 23, 2013), with respect to the consolidated financial statements of PolyOne Corporation and of our report dated February 12, 2013 with respect to the effectiveness of internal control over financial reporting of PolyOne Corporation included in this Current Report (Form 8-K) of PolyOne Corporation.

Cleveland, Ohio
August 23, 2013